RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           E. W. BLANCH HOLDINGS, INC.


                                    * * * * *


         E. W. Blanch Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name of the Corporation is: E. W. BLANCH HOLDINGS, INC. The date on which the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware was March 1, 1993.

         2: This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation to provide (a) for a classified Board of Directors, (b) that a director of the Corporation may only be removed for cause and only by a vote of the holders of at least fifty percent (50%) of the outstanding shares of stock of the Corporation entitled to vote in an election of directors and (c) that the By-Laws of the Corporation may be made, altered, amended, repealed or


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rescinded only by a majority of the Board of Directors of the Corporation or by a vote of the holders of at least eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote in an election of directors.

         3. The text of the Certificate of Incorporation is amended and restated hereby to read as herein set forth in full:

         FIRST: The name of the corporation (the "Corporation") is: E. W. BLANCH HOLDINGS. INC.

         SECOND: The address of its registered office in. the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 shares of all classes of stock. Of such total number of authorized shares of stock. 30,000,000 shares consist of shares of Common Stock (the "Common Stock"). $. O1 par value per share, and 10,000,000 shares consist of shares of Preferred Stock (the 'Preferred Stock"), $.01 par value per share. Each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote. The holders of the Common Stock shall




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


have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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                 (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                 (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                 (h) Any other relative rights, preferences and limitations of that series.

         All accrued dividends on outstanding shares of all series of Preferred Stock shall be paid or declared and set apart for payment and all required redemptions of all series of Preferred Stock shall be made before (i) any dividends shall be paid or declared and set apart for payment on the shares of

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Common Stock or (ii) any shares of Common stock shall be purchased or otherwise acquired. by the Corporation.

         The designations, powers, preferences and relative rights of the shares of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, may, to the extent permitted by law, be similar to or differ from those of any other series.

         If upon any voluntary of involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         FIFTH: The name and mailing address of the incorporator is as follows:

                     Patricia E. Torrente, Esq.
                     Willkie Farr & Gallagher
                     One Citicorp Center
                     153 East 53rd Street
                     New York, New York 10022

         SIXTH: The number of directors constituting the entire Board of Directors shall be as set forth in the by-laws of Corporation: provided, however, that the number of directors constituting the entire Board of Directors shall initially be

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three (3) until otherwise fixed pursuant to the by-laws. The name and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders is held (the "Initial Annual Meeting") or until their successors are elected and qualify are as follows:

                    Name                                Address
           Edgar W. Blanch, Jr.                3500 West 80th Street
                                               Minneapolis, Minnesota 55431
           Michael W. Cashman, Sr.             3500 West 80th Street
                                               Minneapolis, Minnesota 55431
           Frank S. Wilkinson                  3500 West 80th Street
                                               Minneapolis, Minnesota 55431


         SEVENTH: The Board of Directors of the Corporation shall be divided into three classes. Class I, Class II and Class III, as nearly equal in number as the total number of directors constituting the entire Board of Directors permits. The term of one class of directors shall expire each year, Directors of Class I shall be elected to the Board of Directors for a term expiring at the initial Annual Meeting, directors of Class 11 shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of stockholders and directors of Class III shall be elected to the Board of Directors for a term expiring at the second succeeding annual meeting of stockholders. At each annual meeting of stockholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified.

         Subject to any rights of holders of one or more series of Preferred Stock to elect directors under certain circumstances, any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and in each case until his respective successor shall be elected and qualified. If the number of directors constituting the entire Board of Directors is changed, any increase or decrease shall be apportioned among the classes by resolution of the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

         EIGHTH: Subject to any rights of holders of one or more series of Preferred Stock, a director of the Corporation may be removed from office only for cause and only by vote of the holders of at least fifty percent (50%) of the outstanding shares of stock of the Corporation entitled to vote in an election of directors.

         NINTH: The by-laws of the Corporation may be made, altered, amended, repealed or rescinded only by a majority of the entire Hoard of Directors or by the vote of holders of at least eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote in an election of directors.

         TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this corporation, as the case may be, and also on this Corporation.

         ELEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         TWELFTH: Elections of directors need not be by written ballot.

         THIRTEENTH: (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         (b) Expenses (including attorney's fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Paragraph.

         (c) The indemnification and other rights set forth in this Paragraph shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employer or agent of the Corporation.

         (d) Neither the amendment nor repeal of this paragraph 13, subparagraph
(a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph 13, subparagraph (a), (b) or (c), shall eliminate or reduce the effect of this paragraph 13, subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph 13, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (8) shall be liable by reason that, in addition to any and all other requirements for liability, he:

         (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

         (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

         (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

         (iv) shall have derived an improper personal benefit.



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





         If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         4. This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by Edgar W. Blanch, Jr., its Chairman of the Board of Directors and Chief Executive officer, and attested by Robert M. Benjamin, its Secretary, on this 15th day of April, 1993.

                                        ----------------------------
                                        Edgar W. Blanch, Jr.
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer
Attest:

------------------------------
Robert M. Benjamin
Secretary

                           E. W. BLANCH HOLDINGS, INC.

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

         E. W. Blanch Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware ("the Corporation"), does hereby certify as follows:

FIRST: That at a regular meeting of the Board of Directors of E. W. Blanch Holdings, Inc. held on July 22, 1999, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for the resolution to be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That Article Four, Paragraph 1 of the Restated Certificate of Incorporation of this Corporation be amended to read as follows:

                 The total number of shares of stock which the Corporation shall have authority to issue is 70,000,000 shares of all classes of stock. Of such total number of authorized shares of stock, 60,000,000 shares consist of shares of Common Stock (the "Common Stock"), $.01 par value per share, and 10,000,000 shares consist of shares of Preferred Stock (the "Preferred Stock"), $.01 par value per share. Each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held on April 27, 2000, pursuant to notice in accordance with the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, SAID E. W. BLANCH HOLDINGS, INC. has caused this certificate to be signed by DANIEL P. O'KEEFE, an Authorized Officer, this 17th day of JUNE, 2000.

                               BY:
                                   -------------------------------------

                            TITLE:                SECRETARY
                                   -------------------------------------

                             NAME:          DANIEL P. O'KEEFE
                                    ------------------------------------